UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 1, 2013

BIOMIMETIC THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51934	62-1786244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

389 Nichol Mill Lane, Franklin, Tennessee 37067

(Address of Principal Executive Offices) (Zip Code)

(615) 844-1280

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On March 1, 2013, pursuant to an Agreement and Plan of Merger, dated as of November 19, 2012 (the “Merger Agreement”), by and among BioMimetic Therapeutics, Inc. (“BioMimeteic”), Wright Medical Group, Inc. (“Wright”), Achilles Acquisition Subsidiary, Inc. (“Merger Sub”) and Achilles Acquisition Subsidiary, LLC (“Sister Subsidiary”), Merger Sub merged with and into BioMimetic with BioMimetic as the surviving corporation (the “Initial Surviving Corporation”) of the merger (the “Merger”), followed by BioMimetic merging with and into Sister Subsidiary, with Sister Subsidiary continuing as the final surviving entity (the “Final Surviving Entity”) and changing its name to BioMimetic Therapeutics, LLC (the “Subsequent Merger” and, together with the Merger, the “Mergers”). BioMimetic stockholders adopted the Merger Agreement at a special meeting of BioMimetic stockholders held on February 26, 2013. Upon the completion of the Mergers, BioMimetic Therapeutics, LLC became a wholly-owned subsidiary of Wright.

As a result of the Merger and at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of BioMimetic (the “BioMimetic Common Stock”) issued and outstanding immediately prior to the Effective Time (other than treasury shares of BioMimetic and any shares of BioMimetic Common Stock owned by Wright, Merger Sub or any wholly-owned subsidiary of Wright or BioMimetic), was converted into the right to receive (i) an amount in cash, without interest, equal to $1.50, (ii) 0.2482 of a share of common stock, par value $.01 per share, of Wright (the “Wright Common Stock”), and (iii) one contingent value right (a “CVR”) issued by Wright subject to and in accordance with the Contingent Value Rights Agreement between Wright and American Stock Transfer & Trust Company, LLC, as trustee.

At the Effective Time, all outstanding stock options of BioMimetic that were not exercised by the holders thereof prior to the Effective Time were assumed by Wright and converted into an option to acquire a certain number of shares of Wright Common Stock for a new exercise price, in each case, on the terms and conditions specified in the Merger Agreement.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to BioMimetic’s Current Report on Form 8-K filed with Securities and Exchange Commission on November 19, 2012 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 1, 2013, following the completion of the Merger, BioMimetic notified The NASDAQ Global Select Market (“NASDAQ”) that the Merger was completed and requested that (i) trading of BioMimetic Common Stock on NASDAQ be suspended and (ii) NASDAQ file with the Securities and Exchange Commission an application on Form 25 to delist and deregister BioMimetic Common Stock. BioMimetic intends to file a certification on Form 15 requesting that BioMimetic’s reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, be suspended.

Item 3.03 Material Modification to Rights of Security Holders.

The information required by Item 3.03 is contained in Item 2.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

In connection with the Merger and at the Effective Time, a change of control of BioMimetic occurred and, following the name change of the Final Surviving Entity to BioMimetic Therapeutics, LLC, BioMimetic Therapeutics, LLC became a wholly-owned subsidiary of Wright. A total of approximately $42.5 million in cash will be paid, and approximately 7.0 million shares of Wright Common Stock and 28.1 million CVRs will be issued, as consideration for the Merger.

The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the Effective Time, each of the then-current directors and officers of BioMimetic was removed and, at the effective time of the Subsequent Merger, the directors and officers of the Initial Surviving Corporation immediately prior to the effective time of the Subsequent Merger became the managers and officers of BioMimetic Therapeutics, LLC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

2.1	Agreement and Plan of Merger, by and among BioMimetic Therapeutics, Inc., Wright Medical Group, Inc., Achilles Merger Subsidiary, Inc. and Achilles Acquisition Subsidiary, LLC, dated as of November 19, 2012 (incorporated by reference to Exhibit 2.1 to BioMimetic’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 19, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMIMETIC THERAPEUTICS, INC.

By:	/s/ James A. Lightman
	Name:	James A. Lightman
	Title:	Secretary

Date: March 6, 2013